Exhibit 10.8(a)
                         Arizona Public Service Company

                      PALO VERDE NUCLEAR GENERATING STATION
                   P.O. BOX 52034 PHOENIX, ARIZONA 85072-2034

LETTER AGREEMENT PV95-23026                                         Copy No.   2




Robert G. Matlock & Associates, Inc.
418 Broadmoor
Richland  WA  99353
Attention:  Robert G. Matlock

Dear Mr. Matlock:

Subject: Consulting Agreement No. PV95-23026 with Arizona Public Service Company
         ("APS") Relating to Nuclear Committee ("Committee") for the Palo Verde Nuclear Generating Station ("PVNGS")

This letter, when executed by you, shall constitute our revised Agreement as to you providing certain Consulting Services to APS, acting in its capacity as Operating Agent of PVNGS, on the following terms and conditions:

         I.       SCOPE OF SERVICES

         1. You will provide consulting services as the Chairman of such Committee. The Committee shall advise the APS Executive Vice President, Nuclear and the APS Board of Directors as to its independent assessment of PVNGS activities, placing particular emphasis on those activities which affect long term safety at and reliable operation of the PVNGS facility.

         2. It is understood and agreed that as an advisor to the Committee, you shall have no authority or responsibility to direct APS to take any action of any kind, or to supervise or direct any work or activities performed by APS, its officers, employees, agents or contractors. APS shall have the sole responsibility to accept, implement, reject or otherwise act upon all or any part of any advice, recommendation or opinion rendered by the Committee or any member of the committee to APS.

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                                                        AGREEMENT NO. PV95-23026

         3. The Committee shall meet periodically at such times and places and for such durations as the Chairman of the Nuclear Committee of the APS Board of Directors shall designate.

         4. As an independent contractor, you will be solely responsible for determining the methods, manner, and means used to perform the Services, and will perform the Services in a timely manner, exercising the degree of skill, care, competence and prudence customarily imposed upon individuals performing similar work.

         5. You will not accept engagements from or for other parties, either before or after termination of this Agreement, which would in any way involve a review or assessment concerning PVNGS, APS, or any of the other participants of PVNGS without the prior written consent of APS.

         6. You will not assign your rights, interests or obligations hereunder without the prior written consent of APS. It is agreed that any purported assignment without the consent of APS shall be null and void.

         II.      COMPENSATION

         1. Compensation for you as an advisor of the Committee is $150.00 for each hour worked; provided, that the compensation for work performed within any one day shall not exceed $1,200.00 per day. Consultant will be compensated for reasonable travel expenses incurred in the performance of Services under this Agreement, reimbursed at actual cost, and other reasonable and necessary expenses which are approved, in advance, by the Vice President, Nuclear Production. Compensation for air travel shall be limited to the rates then in effect for coach class or equivalent air fares. Total compensation for services rendered, including travel, shall not exceed $40,000.00 in any calendar year without the written authorization of APS.

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                                                        AGREEMENT NO. PV95-23026

         2. Invoices shall be submitted on a quarterly basis, and shall specify the number of hours and days spent on work and travel for the Committee, and associated expenses. Invoices shall identify the Agreement No., provide a breakdown of invoice amount and be accompanied by supporting documentation, including receipts. Accurate and detailed accounting records in support of all billings to APS shall be maintained in accordance with generally recognized accounting principles and practices. These records shall be available for audit upon reasonable request.

         3.       Invoice(s) shall be submitted as specified below:

                  a) The original invoice without supporting documentation to:

                                    Arizona Public Service Company
                                    P. O. Box 53940
                                    Phoenix, AZ  85072-3940
                                    Attn:  Disbursement Accounting
                                    Mail Station:  9440

                  b)      Two   (2)   information    copies,   with   supporting
                          documentation to:

                                    Arizona Public Service Company
                                    P. O. Box 52034
                                    Phoenix, AZ  85072-2034
                                    Attn: Nuclear Materials Management & Budgets
                                    Mail Station:  7845-KG

         III.     CONFIDENTIALITY AND PROPRIETARY INTEREST

         You shall treat as confidential and not disclose to others, either before or after termination of this Agreement, any data, drawings, plans, models, studies, surveys, reports, analysis, information, proposals, and any other documents required or developed in connection with the Services to be performed hereunder, including all copies thereof (hereinafter collectively referred to as "documentation"), without the prior written consent of APS, and will maintain such documentation with the same degree of confidentiality and care as you maintain with respect to your own confidential information. All such documentation not delivered to APS during the course of this Agreement shall be delivered to APS upon termination of this Agreement.

         IV.      INDEMNIFICATION

                                      -3-
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                                                        AGREEMENT NO. PV95-23026

         APS agrees to indemnify and hold you harmless from and against any and all liability, losses or damages you may suffer as a result of any suits, actions, claims or demand being asserted against you arising from acts or omissions within the scope of your duties as a member of the Committee and all costs (including attorneys fees), judgments, awards or fines issued against you in connection therewith, provided that APS shall have the opportunity and authority to select defense counsel (with APS being responsible for the payment of all attorney fees and expenses associated therewith), participate in the defense of the claim(s) and approve any settlement thereof.

         V.       TERM AND TERMINATION

         This Agreement shall be effective as of the 1st day of January, 1996. You will perform the Services for a period of two (2) years from the effective date of this Agreement. APS may extend this agreement for additional two year periods by giving written notice of extension. Either party may terminate the Agreement at any time by giving written notice of termination to the other party at least thirty (30) days in advance of the effective date of such termination. Notwithstanding the termination of this Agreement by either Party, the indemnification obligations of APS set forth in Paragraph IV above shall continue in full force and effect.

         VI.      GOVERNING LAW AND VENUE

         This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona. Any action or judicial proceeding instituted in connection with this Agreement shall be instituted only in the state or federal courts of the State of Arizona.

         VII.     ENTIRE AGREEMENT

         This Agreement embodies the entire agreement between the parties, and shall supersede all prior agreements, proposals, representations, negotiations, or letters pertaining to the Services to be performed hereunder, whether written or oral. No alteration, modification, or variation of the terms of this Agreement shall be valid unless made in writing and signed by the parties hereto, and no oral understanding or agreement not incorporated herein shall be binding on either party hereto.

                                                        AGREEMENT NO. PV95-23026


         To confirm your agreement with the provisions of this Agreement No. PV95-23026 please sign both copies. Copy Number 2 may be retained for your records. Please return Copy Number 1 to:

                  Arizona Public Service Company
                  P. O. Box 52034
                  Phoenix, AZ  85072-2034
                  Attention: Edna L. Roberts, Mail Station 7845


ROBERT G. MATLOCK                           ARIZONA PUBLIC SERVICE COMPANY
   & ASSOCIATES, INC.

Signature     Robert G. Matlock             Signature  Carl D. Churchman
         -------------------------                   -----------------------
Name   Robert G. Matlock                    Name    Carl D. Churchman
    ------------------------------              ----------------------------
Title                                       Title Director, NMMB
     -----------------------------               ---------------------------
Date   3-19-96                              Date   3-15-96
    ------------------------------              ----------------------------

SLF/ELR

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